                                                                    EXHIBIT 23.2



             Consent of Independent Certified Public Accountants


We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our reports as follows in the Registration Statement (Form S-1 No. 333-29213) and the related
Prospectus of Vision Twenty-One, Inc. dated November 3, 1997.



                           REPORT ON                                                       REPORT
                      FINANCIAL STATEMENTS                                                  DATE
-------------------------------------------------------------      -------------------------------------------
Vision Twenty-One, Inc. and Subsidiaries                           March 22, 1997, except for Note 11, as
                                                                     to which the date is July 29, 1997
Schedule I--Valuation and Qualifying Accounts                      July 29, 1997
Gillette, Beiler & Associates, P.A.                                March 22, 1997
Northwest Eye Specialists, P.L.L.C.                                January 15, 1997
Cambridge Eye Clinic, P.A.--John W. Lahr, Optometrist, P.A. and
  Eyeglass Express Optical Lab, Inc.                               January 10, 1997
J & R Kennedy, O.D., P.A. and Roseville
   Opticians, Inc.                                                 March 21, 1997
Lindstrom, Samuelson & Hardten Ophthalmology Associates, P.A.
  and Vision Correction Centers, Inc.                              January 14, 1997
Jerald B. Turner, M.D., P.A.                                       February 26, 1997
Eye Institute of Southern Arizona, P.C.                            January 15, 1997
Optometric Eye Care Centers, P.A.                                  January 17, 1997
Dr. Smith and Associates, P.A. #6950, Dr. Smith and Associates,
  P.A. #6958, and Dr. Smith and Associates, P.A. #6966             January 17, 1997
Daniel B. Feller, M.D., P.C., d/b/a Paradise Valley Eye
  Specialists; Eye Specialists of Arizona Network, P.C.; and
  Sharona Optical, Inc.                                            January 17, 1997
Cochise Eye & Laser, P.C.                                          March 28, 1997, except for Note 6, as
                                                                     to which the date is May 1, 1997.
Richard L. Short, D.O., P.A.                                       March 14, 1997, except for Note 12, as
  d/b/a Eye Associates of Pinellas                                   to which the date is March 28, 1997
Swaget Wootton Eye Center, Ltd. and                                October 12, 1997
  Aztec Optical Limited Partnership
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Tampa, Florida                                             /s/ Ernst & Young LLP

November 3, 1997